Exhibit 99.1

   Possis Medical, Inc. to Announce Third-Quarter Financial Results on May 24

    MINNEAPOLIS--(BUSINESS WIRE)--May 17, 2006--Possis Medical, Inc. (NASDAQ:POSS) will release its 2006 third-quarter financial results on Wednesday, May 24, 2006, at 7 a.m. (CT). The earnings release will include summary financial information for Possis' fiscal third-quarter. The company's fiscal year runs from August 1 to July 31.
    Possis also will hold a shareholder conference call on Wednesday, May 24, 2006, beginning at 9:30 a.m. (CT). Management will review its financial and operating results, and discuss its future outlook. To join the conference call, dial 1-888-889-7567 (international 1-517-645-6377) and give the password "conference." A replay of the conference call will be available one hour after the call ends through 11:59 P.M. (CT) on May 26, 2006. To access the replay, dial 1-800-835-4112 (international 1-203-369-3829).
    For individual investors, a Webcast of the conference call will be available at www.possis.com under the "Investors" tab, or at www.fulldisclosure.com. Institutional investors can access the Webcast through a password-protected site at www.streetevents.com. An archived Webcast of Possis' third-quarter conference call will be available for thirty days.
    Possis Medical Inc. develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The AngioJet(R) Rheolytic(TM) Thrombectomy System is marketed in the United States for blood clot removal from coronary arteries and coronary bypass grafts, leg arteries and AV dialysis access grafts.

    CONTACT: Possis Medical, Inc., Minneapolis
             Jules L. Fisher, 763-450-8011
             Jules.Fisher@possis.com